Pangaea Logistics Solutions Ltd. Reports Financial Results for the First Quarter Ended March 31, 2026
NEWPORT, RI - May 11, 2026 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended March 31, 2026.
FIRST QUARTER 2026 RESULTS

•GAAP net income attributable to Pangaea of $13.3 million, or $0.21 per share
•Adjusted net income attributable to Pangaea of $7.0 million, or $0.11 per share
•Adjusted EBITDA of $25.2 million
•Operating cash flow of 4.5 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $15,252 per day
•Pangaea’s TCE rates exceeded the average Baltic Panamax, Supramax, and Handysize indices by 20%
•Ratio of net debt to trailing twelve-month Adjusted EBITDA of 2.4x
•Declared quarterly cash dividend of $0.05 per common share

For the three months ended March 31, 2026, Pangaea reported non-GAAP adjusted net income of $7.0 million, or $0.11 net income per share, on total revenue of $170.6 million. First quarter TCE rates increased 34% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, increased 14% to 5,947 days. The increase in shipping days compared to the prior-year period was primarily driven by strong demand in the shipping market.

The TCE earned was $15,252 per day for the three months ended March 31, 2026, compared to an average of $11,390 per day for the same period in 2025. During the first quarter ended March 31, 2026, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax, Supramax, and Handysize indices by 20%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA increased by 70.0% to $25.2 million in the first quarter of 2026, compared to the prior-year period. Total Adjusted EBITDA margin was 14.8% during the first quarter of 2026, compared to 12.1% during the prior year period.

As of March 31, 2026, the Company had $89.7 million in unrestricted cash and cash equivalents. Total debt, including finance lease obligations was $363.2 million. During the three months ending March 31, 2026, the Company made payments of $4.2 million on long-term debt, $7.1 million on financing obligations, and $1.3 million on finance lease liabilities. The Company also paid $3.9 million in dividends.

The Company’s Board of Directors also declared a quarterly cash dividend of $0.05 per common share, payable on June 15, 2026, to all shareholders of record as of June 1, 2026.

MANAGEMENT COMMENTARY

“Our first quarter results represent a solid start to 2026, reflecting continued strong operating execution, and supportive market conditions” said Mads Boye Petersen, President and Chief Executive Officer of Pangaea Logistics Solutions. "Market strength, relative to the prior-year period, contributed to a 15% year-over-year increase in total shipping days as we expanded our operating leverage in a firmer rate environment with a 54% increase in our chartered-in fleet. Together with our specialized fleet of dry bulk vessels, cargo and customer focused strategy, and long-term contracts we generated first quarter TCE earnings at a 20% premium to the prevailing market. Our results also benefitted from the continued growth of our port and terminal operations, including the addition of two new port operating locations during the quarter.”

“Dry bulk fundamentals have remained constructive through the early part of the year,” Petersen noted. “Market sentiment has been supported by increased Chinese iron ore imports and a recent improvement in Indonesian coal exports, both of which have contributed to a firmer-than-typical first quarter market. We have seen this momentum continue into the second quarter, and through today we have executed 4,051 shipping days at an average TCE of approximately $18,808 per day, reflecting disciplined fleet deployment, a continued focus on premium cargo opportunities, and prudent risk management as the industry navigates the global impacts arising from the situation in the Middle East.”

"Our financial position remains solid, with sufficient liquidity to support a balanced and returns-focused capital allocation approach,” continued Petersen. “We continue to prioritize sustainable returns of capital, selective organic growth investments and ongoing fleet renewal, all with the objective of enhancing long-term shareholder value. During the quarter, we advanced our port expansion strategy with the start-up of operations at Lake Charles, Louisiana and Aransas, Texas. Additionally, we remain on track to commence operations at Port Tampa Bay, Florida in the coming month.”

“Looking ahead, we are focused on maintaining commercial discipline, efficient execution across our platform and continuing to grow our ocean freight and shore side capabilities,” concluded Petersen. “With a differentiated operating model, a strong liquidity position and a clear capital allocation strategy, we believe Pangaea is well positioned to navigate changing market conditions while continuing to create value for shareholders."

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets that drive premium returns measured in time charter equivalent per day.

Growing our combined shipping and logistics model. Pangaea continues to grow its integrated shipping and logistics model to deliver increased value across the dry bulk supply chain. In addition to operating a specialized fleet of dry bulk vessels, the Company provides stevedoring services and maintains port and terminal operations capabilities that complement its core shipping platform. During the first quarter of 2026, the Company continued to advance its organic growth strategy by scaling its port and terminal operations, including the start-up of new operations at Lake Charles, Louisiana and Port Aransas, Texas. Pangaea also remains on track to commence operations at Port Tampa Bay, Florida in the coming month. These investments are designed to expand the Company’s logistics activities, strengthen customer relationships and support long-term growth through a broader service offering.

Continue to drive strong fleet utilization. Pangaea delivered strong fleet utilization during the first quarter, supported by robust demand. The Company’s owned fleet of 39 vessels operated at high efficiency, supplemented by an average of 30 chartered-in vessels to fulfill cargo and COA commitments. Following the successful integration of the recently acquired handy-size fleet, Pangaea remains focused on optimizing utilization across its expanded platform and enhancing flexibility to meet the evolving needs of its customers.

Continue to upgrade fleet, while divesting older, non-core assets. Pangaea continues to execute its disciplined fleet renewal strategy, selectively investing in modern assets to support TCE performance, comply with evolving regulatory standards and meet customer cargo requirements. In February 2026, the Company entered into an agreement to sell the 2006-built Bulk Xaymaca for $9.6 million, with delivery to the buyer expected during the second quarter of 2026. Together, these actions reflect Pangaea’s continued commitment to maintaining a modern, efficient fleet and divesting older, non-core assets.

FIRST QUARTER 2026 CONFERENCE CALL

The Company’s management team will host a conference call to discuss the Company’s financial results on Tuesday, May 12, 2026 at 8:00 a.m., Eastern Time (ET). Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

Domestic Live: 1-833-316-1983
International Live: 1-785-838-9310
Conference ID: PANLQ126

To listen to a replay of the teleconference, which will be available through May 19, 2026:

Domestic Replay: 1-800-938-2241
International Replay: 1-402-220-1121

Pangaea Logistics Solutions Ltd.
Unaudited Interim Condensed Consolidated Statements of Operations
(U.S. Dollars in thousands, except for share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues:
Voyage revenue	$152,000	$109,660
Charter revenue	12,442	9,993
Port terminal & stevedore revenue	6,139	3,149
Total revenues, net	170,580	122,802
Expenses:
Voyage expense	73,739	60,307
Charter hire expense	39,177	17,641
Vessel operating expense	20,562	22,178
Terminal & Stevedore Expenses	4,375	2,551
General and administrative	10,027	7,274
Depreciation and amortization	11,876	9,923
Loss on vessel held for sale	358	—
Total expenses	160,114	119,875

Income from operations	10,466	2,926

Other income (expense):
Interest expense	(5,944)	(6,146)
Interest income	2,053	444
Unrealized gain on derivative instruments, net	6,606	184
Other income	484	393
Total other income (expense), net	3,199	(5,125)

Net income (loss)	13,665	(2,199)
(Income) loss attributable to non-controlling interests	(371)	218
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$13,294	$(1,981)

Net income (loss) per common share
Basic	$0.21	$(0.03)
Diluted	$0.21	$(0.03)

Weighted average shares used to compute earnings per common share:
Basic	64,193,205	63,851,090
Diluted	64,775,563	63,851,090
Amounts presented in the accompanying consolidated financial statements are expressed in thousands of U.S. dollars unless otherwise indicated. Certain amounts may not sum due to rounding.

Pangaea Logistics Solutions Ltd.
Unaudited Interim Condensed Consolidated Balance Sheets
(U.S. Dollars in thousands, except for share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$89,744	$103,054
Accounts receivable (net of allowance of $6,642 and $6,017 at March 31, 2026 and December 31, 2025, respectively)	61,280	55,854
Inventories	40,262	28,389
Advance hire, prepaid expenses and other current assets	50,120	28,478
Vessel held for sale	9,384	—
Total current assets	250,790	215,776

Restricted cash	270	270
Fixed assets, at cost, net of accumulated depreciation of $191,074 and $179,988 at March 31, 2026 and December 31, 2025, respectively	674,958	677,518
Finance lease right of use assets, at cost, net of accumulated depreciation of $7,465 and $12,678 at March 31, 2026 and December 31, 2025, respectively	16,580	26,866
Goodwill	3,105	3,105
Other non-current Assets	4,991	4,561
Total assets	$950,695	$928,096

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$72,684	$54,257
Affiliated companies payable	1,867	806
Deferred revenue	28,708	24,891
Current portion of secured long-term debt	16,985	16,910
Current portion of financing obligations	31,764	27,896
Current portion of finance lease liabilities	1,000	2,076
Dividend payable	577	1,198
Total current liabilities	153,586	128,034

Non current liabilities
Secured long-term debt, net	93,156	97,157
Financing obligations, net	208,969	219,774
Long-term liabilities - other	8,153	8,395
Total non current liabilities	310,278	325,326

Stockholders' equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized; 65,414,923 shares issued and outstanding at March 31, 2026; 64,973,988 shares issued and outstanding at December 31, 2025	7	7
Additional paid-in capital	258,771	257,072
Retained earnings	182,280	172,255
Total Pangaea Logistics Solutions Ltd. equity	441,058	429,333
Non-controlling interests	45,773	45,403
Total stockholders' equity	486,831	474,736
Total liabilities and stockholders' equity	$950,695	$928,096

Pangaea Logistics Solutions, Ltd.
Unaudited Interim Condensed Consolidated Statements of Cash Flows
(U.S. dollars in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income (loss)	$13,665	$(2,199)
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	11,876	9,923
Amortization of deferred financing costs	265	312
Amortization of prepaid rent	30	30
Unrealized (gain) loss on derivative instruments	(6,606)	(184)
Income from equity method investee	(484)	(393)
Provision for doubtful accounts	790	1,159
Loss on vessel held for sale	358	—
Drydocking costs	(6,793)	(6,449)
Share-based compensation	1,700	1,532
Change in operating assets and liabilities:
Accounts receivable	(6,216)	(6,703)
Inventories	(11,872)	(3,184)
Advance hire, prepaid expenses and other current assets	(16,809)	1,214
Accounts payable, accrued expenses and other current liabilities	20,775	(3,258)
Deferred revenue	3,817	3,844
Net cash provided by (used in) operating activities	4,494	(4,356)

Investing activities
Purchase of vessels, vessel improvements and equipment	(1,811)	(58)
Purchase of fixed assets and equipment	—	(402)
Dividends received from equity method investments	500	—
Net cash used in investing activities	(1,311)	(460)

Financing activities
Payments of long-term debt	(4,218)	(4,129)
Payments of financing obligations	(7,059)	(6,193)
Payments of finance leases	(1,326)	(711)
Cash dividends paid	(3,891)	(6,732)
Payments to non-controlling interest	—	(275)
Net cash used in financing activities	(16,493)	(18,041)

Net change in cash, cash equivalents and restricted cash	(13,310)	(22,857)
Cash and cash equivalents at beginning of period	103,324	86,805
Cash, cash equivalents, and restricted cash at end of period	$90,014	$63,949

Supplemental cash flow information
Cash and cash equivalents	$89,744	$63,949
Restricted cash	270	—
Total cash, cash equivalents and restricted cash at end of period	$90,014	$63,949
Capital expenditures included in accounts payable and accrued expenses	$5,300	$1,030

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net Transportation and Service Revenue
Gross Profit	$20,888	$10,228
Add:
Vessel Depreciation and Amortization	11,840	9,896
Net transportation and service revenue	$32,727	$20,124

Adjusted EBITDA
Net income (loss)	13,665	(2,199)
Interest expense, net	3,892	5,702
Depreciation and amortization	11,876	9,923
Income tax provision (included in Other income / expense)	315	53
EBITDA	$29,747	$13,479
Non-GAAP Adjustments:
Loss on impairment of vessels	358	—
Share-based compensation	1,700	1,532
Unrealized gain on derivative instruments, net	(6,606)	(184)
Adjusted EBITDA	$25,199	$14,827

Net income (loss) per common share
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$13,294	$(1,981)

Weighted average number of common shares outstanding - basic	64,193,205	63,851,090
Weighted average number of common shares outstanding - diluted	64,775,563	63,851,090

Basic net income (loss) per share	$0.21	$(0.03)
Diluted net income (loss) per share	$0.21	$(0.03)

Adjusted EPS
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$13,294	$(1,981)
Non-GAAP
Add:
Loss on impairment of vessels	358	—
Unrealized gain on derivative instruments	(6,606)	(184)
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$7,046	$(2,164)

Weighted average number of common shares - basic	64,193,205	63,851,090
Weighted average number of common shares - diluted	64,775,563	63,851,090

Adjusted EPS - basic	$0.11	$(0.03)
Adjusted EPS - diluted	$0.11	$(0.03)

Amounts presented in the accompanying consolidated financial statements are expressed in thousands of U.S. dollars unless otherwise indicated. Certain amounts may not sum due to rounding.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Adjusted gross profit. Adjusted gross profit is defined as GAAP gross profit excluding transportation and service depreciation and amortization. Management believes this measure provides investors with additional insight into the operating performance of the Company’s shipping operations by excluding non-cash depreciation expenses associated with the Company’s vessels. Adjusted gross profit is not a measure recognized under U.S. GAAP and should not be considered as an alternative to gross profit, operating income or net income. The Company’s definition of adjusted gross profit may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (loss), determined in accordance with U.S. GAAP, adjusted for interest expense, net, income taxes, depreciation and amortization and, when applicable, certain items that management does not consider indicative of core operating performance, including vessel impairment charges, share-based compensation, unrealized gains and losses on derivative instruments, gains or losses on vessel sale or sale and leaseback transactions, and other non-operating or non-recurring items.

Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd., adjusted when applicable for items such as vessel impairment charges, unrealized gains and losses on derivative instruments, gains or losses on vessel sale or sale and leaseback transactions, and certain non-recurring items, divided by the weighted average number of shares of common stock.

The table above provides a reconciliation of the non-GAAP financial measures presented herein to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) and its subsidiaries (collectively, “Pangaea” or the “Company”) provides seaborne drybulk logistics and transportation services as well as terminal and stevedoring services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, port and terminal operations, vessel chartering, voyage planning, and vessel technical management. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.